Exhibit 10.7

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS (i) SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS AND (ii) AT THE OPTION OF THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED HAS BEEN DELIVERED TO THE COMPANY.

CYREN LTD.

No. __	CONVERTIBLE NOTE

December 5, 2018

US$	Israel

FOR VALUE RECEIVED, Cyren Ltd., an Israeli company (“Company”), promises to pay to ___________ (“Investor”), the principal sum of _______ US Dollars ($_______), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest below all on the terms set forth below. This Note is issued pursuant to the Convertible Note Subscription Agreement of even date herewith (as amended, modified or supplemented, the “Subscription Agreement”) between Company and the Investor.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which the Investor hereof, by the acceptance of this Note, agrees:

1)	Principal.

a)	The aggregate unpaid principal amount of this Note shall be due and payable on December 5, 2021 (the “Maturity Date”).

2)	Interest.

a)	The Company shall pay interest from the date of this Note on the unpaid principal balance of this Note at a rate equal to five and three quarters percent (5.75%) per annum, computed on the basis of the actual number of days elapsed.

b)	Interest shall be paid semi-annually (on June 5 and December 5 of each year during the term of the Note, or the next business day should such date not fall on a business day), until the Maturity Date or conversion of the full principal amount of this Note into Note Shares (as defined in the Subscription Agreement) as provided herein.

c)	On the earlier of: (i) the date of full conversion of this Note into Note Shares and (ii) the Maturity Date, the Company shall pay any unpaid and accrued interest as of such date.

d)	At the option of the Company, and upon twenty (20) days’ written notice prior to each applicable interest payment, half of such interest payment may be paid in Note Shares (such shares to be issued at the 30-trading day VWAP on Nasdaq as of the applicable Determining Date) and the other half shall be paid in cash. Should such written notice not be timely provided, the full interest payment shall be payable in cash. Cash interest shall be paid to the Investor’s account in accordance with the wire instructions set forth in Schedule I.

For purposes of this Section 2, "The Determining Date" means the date seven days prior to each applicable interest payment. “VWAP” shall mean the daily share volume-weighted average closing price for the Company’s ordinary shares on the Nasdaq Stock Market on each trading day during the 30 trading days prior to the Determining Date. The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

3)	Conversion.

a)	Conversion Right. At the option of the Investor and by providing the Company with the original Note and executed subscription form, in the form attached as Schedule II hereto (the “Subscription Form”), the principal amount remaining due under the Note or a portion thereof may be converted into Note Shares of the Company at any time from the date of issuance and until the Maturity Date. Subject to Section 3(f) below, the number of Note Shares into which this Note may be converted shall be determined by dividing the amount of principal remaining due on this Note as of the date of conversion by an amount equal to $3.90 (the “Conversion Price”). For example, if the remaining principal amount of the Note is $1,000,000 then 256,410 Note Shares would be issued upon its full conversion.

b)	Effect of Conversion of Notes. As promptly as practicable after the Company receives a duly executed Subscription Form for the number of Note Shares specified in the Subscription Form (such date of receipt, the “Conversion Date”), the Company will cause to be delivered to the Investor, and send to the Investor at its respective address specified in the Subscription Form, a certificate (which may be in book-entry form) for the appropriate number of Note Shares, which will not exceed that number which the Investor is entitled to purchase pursuant to the Note Certificate surrendered. No fractional shares will be issued upon conversion of this Note and the Company shall round-down, to the nearest whole number, the number of Note Shares issuable in connection with any conversion hereunder.

c)	Subscription for Less than Entitlement. In the event of any partial conversion of this Note, the Investor, upon conversion thereof, will be entitled to receive a new Note in respect of the balance of the principal amount which remains due and unconverted.

d)	Conversion at Maturity Date. To the extent that this Note is not converted by the Maturity Date, then the rights of the Investor to convert this Note and receive Note Shares with respect to any principal amount remaining unconverted on such date shall cease and be of no further effect.

e)	Termination of Rights. All rights with respect to this Note shall terminate upon conversion hereof.

f)	Adjustment of Conversion Price.

(i)	Subject to sub-section f(ii) below, if the Company shall raise funds through issuances of its ordinary shares or other securities convertible into its ordinary shares (excluding issuance of ordinary shares, options or other securities pursuant to equity or incentive benefit plans and excluding ordinary shares or securities issued in connection with previously issued convertible securities) (“New Issuance”), at a price per share which is less than the Conversion Price, then the Conversion Price shall be adjusted and reduced, to a price equal to a fraction (A) the numerator of which shall be (1) the product obtained by multiplying (x) the number of ordinary shares issued and outstanding immediately prior to such New Issuance by (y) the Conversion Price in effect immediately prior to such New Issuance, plus (2) the total amount of consideration received by the Company from the New Issuance, and (B) the denominator of which shall be (1) the number of ordinary shares issued and outstanding immediately prior to such New Issuance, plus (2) the number of such new ordinary shares issued under such New Issuance. Such adjustment shall become effective on the date of such New Issuance.

For the foregoing case set forth in this section f(i), the formula can be expressed algebraically as follows:

P’ =	(N*P) + C
N +n

where:

P =  The Conversion Price prior to the New Issuance.

P’ =   New Conversion Price after the New Issuance.

N =   Total number of Company ordinary shares issued and outstanding immediately prior to New Issuance.

n =   Number of ordinary shares issued in the New Issuance.

C =  Total amount of consideration received by the Company for the New Issuance.

(ii)	Notwithstanding section f(i) above, in the event that the Company: shall raise funds through issuances of its ordinary shares or other securities convertible into its ordinary shares (excluding issuance of ordinary shares, options or other securities pursuant to equity or incentive benefit plans and excluding ordinary shares or securities issued in connection with previously issued convertible securities) in a private placement offering at a price per share which is less than US$3.00 in which the Investor is not invited to participate in such private placement offering (collectively, a “Private Offering Issuance”), then the Conversion Price shall be adjusted and reduced, to a price which will be equal to the price per share implied in such Private Offering Issuance. If the Private Offering Issuance includes warrants or other inducements, the “implied price” will deduct the (Black-Scholes) calculated value of the warrants or other inducements. Such adjustment shall become effective on the closing date of such Private Offering Issuance.

g)	Mandatory Conversion upon M&A Transaction

If at any time following the execution of this Note but prior to its full conversion, the Company consummates an M&A Transaction (as defined below), then immediately prior to the closing of such M&A Transaction, the remaining due and unpaid principal amount together with any accrued and unpaid interest shall be converted into an amount of Note Shares in accordance with Section 3(f). However, if the consideration in an M&A Transaction is at a price less than the Conversion Price, then the remaining due and unpaid principal amount together with any accrued and unpaid interest through the closing date of the M&A Transaction shall be repaid immediately prior to the closing of such M&A Transaction. For the purposes of this Note, the term "M&A Transaction" shall mean the occurrence of: (i) a merger (except where the holders of equity interests or the voting rights of the Company prior to the consummation of such transaction hold (directly or indirectly) more than 50% of the equity interests or the voting rights of the surviving entity following such transaction), or (ii) a sale of all or substantially all of the Company’s assets or shares, or (iii) a transfer of - or grant of an exclusive license to - all or substantially all of the Company’s intellectual property to, any other company, or any other entity or person, other than a wholly-owned subsidiary of the Company, (iv) in the event that pursuant to a transaction or series of transactions a person or entity acquires fifty percent (50%) or more of the issued and outstanding shares of the Company or the right to appoint or elect at least fifty percent (50%) or more of the members of the Board (excluding any person or entity that owns greater than 50% of the issued and outstanding shares of the Company on the date hereof); or (v) any transaction which results in the company going private (whether by tender offer, merger, or otherwise).

4)	Registration Rights.

a)	Automatic Registration. No later than 30 days after the Maturity Date, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”), a registration statement on Form F-3 (or any successor form thereto) and, if not then available to the Company, another applicable form covering the resale of any Registrable Securities outstanding on the Maturity Date and shall use its commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable thereafter.

b)	Demand Registration. Provided that at least $1,000,000 of the principal amount of the Note has been converted, the Investor may demand, and the Company will, as soon as reasonably practicable, file and use its commercially reasonable efforts to effect the requested registration of Registrable Securities on Form F-3 (or any successor form thereto) and, if not then available to the Company, another applicable form.

c)	Piggy-Back Registration. If, during the term of the Note, and provided that at least $1,000,000 of the principal amount of the Note is outstanding, the Company shall determine to register any of its securities either for its own account or the account of another security holder or holders, other than a registration statement relating solely to employee or director benefit plans, the Company will:

(i)	give advance written notice of the proposed registration to the Investor; and

(ii)	include in such registration any Registrable Securities as are specified in a written request made by the Investor and received by the Company within ten (10) days after such written notice from the Company is received by the Investor.

For purposes of this Section 4, “Registrable Securities” mean the Note Shares; provided, however, that Registrable Securities shall not include:  (i) any Note Shares that have already been registered under the Securities Act; (ii) any Shares that have been sold or transferred by the Investor thereof; (iii) any Note Shares that are eligible to be freely resold without restriction pursuant to Rule 144 or another applicable exemption. The registration rights in this Section 4 shall be subject to the priority rights of WP XII Investments B.V. (“WP”) as set forth in the Registration Rights Agreement between WP and the Company dated November 6, 2017 and filed as Exhibit 4.11 to the Company’s Form 20-F filed on April 27, 2018.

5)	Restrictive Covenants. Without prior approval of the Investor, the Company shall not:

a)	issue new Debt that is senior to or ranks pari passu with the Note;

b)	sell assets in an aggregate amount exceeding $300,000 over a twelve month period, including account receivables; or

c)	issue new Debt that matures prior to the Note;

For the purpose of this Section 5, "Debt" means any obligation for the repayment of money in respect of or pursuant to moneys borrowed and amounts raised pursuant to any note, facility or the issue of bonds, debentures, or any similar instrument having the commercial effect of borrowing; provided, however, that Debt shall not include: the Note, hedging transactions, standby letters of credit or bank guarantees, the acquisition cost of assets or services to the extent payable on deferred payment terms, and the amount of any liability in respect of any inter-company guarantee, indemnity or other legally binding instrument to assure payment of, or against loss in respect of non-payment. Notwithstanding the provisions above, and subject to the investor's right of first offer (which shall be held open for up to 10 days), the Company may effect one or more additional note closings with additional investors in an additional aggregate principal amount of up to $5 million which additional closing(s) shall be completed only following the execution by any subsequent investor(s) of a subscription agreement and note in form and substance similar to Investor’s subscription agreement and note, respectively, but in any event on no more preferable terms than Investor’s subscription agreement and note.

6)	Events of Default. If any of the following events shall occur, the Investor may, so long as such condition exists and following the expiry of any cure period noted below, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to Company:

a)	a failure by Company to pay as and when due the principal and interest due on this Note or any portion thereof, and such failure shall continue for a period of thirty (30) days following written notice from Investor to the Company of such failure; or

b)	a failure by Company in any material respect to perform any term, covenant or agreement contained in this Note or the Subscription Agreement and such default is not cured by Company within thirty (30) days after the Investor has given Company written notice of such default; or

c)	the institution by Company of dissolution proceedings, or the appointment of a receiver, trustee, or other similar official of Company, or the making by Company of an assignment for the benefit of creditors, or the admission by Company in writing of its inability to pay its debts generally as they become due, in each case, which has not been cancelled or terminated within ten (10) days.

7)	Successors and Assigns. The Company and Investor hereby agree that neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its reasonable discretion; provided, however, that this Note may be assigned, conveyed or transferred without the prior written consent of the Company to any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Investor; provided, further, that such transferee executes an acknowledgement that such transferee is subject to all the terms and conditions of this Note and satisfies the Company as to compliance with applicable securities law as provided in the Subscription Agreement. Subject to the aforementioned, the rights and obligations of the Company and Investor under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

8)	Waiver and Amendment. Except as expressly provided herein, neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Investor.

9)	Notices. All notices and other communications under this Note shall be in writing and shall be delivered in person or sent by documented overnight delivery service (a) if to the Investor, at the address of the Investor set forth in the Subscription Agreement, or (b) if to the Company, to the attention of its General Counsel at its principal offices at 10 Ha-Menofim St., 5th Floor, Herzliya, 4672561. Unless otherwise specified in this Note, all such notices and other written communications shall be effective (and considered delivered and received for the purposes of this Note) (i) if delivered, upon delivery or (ii) if sent by documented overnight delivery service, three (3) days following the date on which such the notice was sent.

10)	No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Investor or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of Company or any other matters or any rights whatsoever as a shareholder of Company.

11)	Governing Law; Venue. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of Israel, without regard to its conflicts of law provisions. The parties expressly stipulate that any litigation under this Agreement shall be brought in Israel. The parties agree to submit to the sole and exclusive jurisdiction and venue of the courts of Tel-Aviv, Israel.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

CYREN LTD.

By:
Name:
Title:

Acknowledged and Agreed:

INVESTOR:

By:
Title:

SCHEDULE I – INVESTOR WIRE INSTRUCTIONS

SCHEDULE II - SUBSCRIPTION FORM

Cyren Ltd.

10 Ha-Menofim St., 5th Floor

Herzliya, 4672561 Israel

Attention: General Counsel

To:	Cyren Ltd.

The undersigned holder of the enclosed Note (the “Investor”) hereby subscribes for ____ ordinary shares (the “Shares”) of Cyren Ltd. (the “Company”) at a conversion price of $[3.901] per Share on the terms and conditions of the enclosed Note. The Investor represents that, at the time of conversion of the Note, all of the representations and warranties contained in the Convertible Note Subscription Agreement between the Company and the Investor pursuant to which the Note was issued are true and accurate.

The undersigned acknowledges that the Shares shall bear such restrictive legends as may be required by applicable securities law.

The Investor hereby directs that the Shares hereby subscribed for be registered in its name and delivered to the following address.

DATED this _____ day of ______________________, 20___.

In the presence of:

Name and Signature of Witness

Name and Signature of Investor

Please print below your name and address in full.

Name:

Address:

1 Subject to adjustment as set forth in the Note